EXHIBIT 12(a)

                    HOUSEHOLD CAPITAL TRUST I

        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          (All dollar amounts are stated in thousands.)


For the period from May 16, 1995
(inception) through June 30                                 1995
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Income from operations                                    $407.8
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Income taxes                                                   -
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Fixed charges:
  Interest expense                                             -
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Total earnings as defined                                 $407.8
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Ratio of earnings to fixed charges                            NM
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NM - Not Meaningful